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                                                              File No. 70-8951


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                          APPLICATION OR DECLARATION

                                      ON

                                   FORM U-1


                                     UNDER


                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                         ALLEGHENY POWER SYSTEM, INC.
                             10435 Downsville Pike
                             Hagerstown, MD 21740

                               AYP CAPITAL, INC.
                             10435 Downsville Pike
                             Hagerstown, MD 21740



      (Name of company or companies filing this statement and addresses of principal executive offices)


                         Allegheny Power System, Inc.



      (Name of top registered holding company parent of each applicant or declarant)

                              Thomas K. Henderson, Esquire
                              Vice President
                              Allegheny Power
                              10435 Downsville Pike
                              Hagerstown, MD 21740


      (Name and address of agent for service)

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1.    Applicant hereby amends Item 6. Exhibits and Financial Statements by filing the following:

      (a) G-1 - Financial Data Schedule - APS, Inc. Consolidated (9/30/96) G-2 - Financial Data Schedule - AYP, Inc. Consolidated (9/30/96)

      (b)   Financial Statements as of September 30, 1996.
            1-A - APS and subsidiaries consolidated balance sheet, per books. 1-B - APS and subsidiaries consolidated statements of income, per books, and earned surplus.
            1-C - AYP consolidated balance sheet, per books.
            1-D - AYP consolidated statement of income, per books, and earned surplus.

                                   SIGNATURE

            Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.
                                                ALLEGHENY POWER SYSTEM, INC.

                                                    /s/ Kathy L. Mitchell
                                                By:
                                                        Kathy L. Mitchell
                                                            Counsel
Dated:  November 27, 1996